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Earnings Presentation Quarter End: June 26, 2026 Earnings Announcement: July 29, 2026 Q1 FY27

This presentation contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance and outlook for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; risks related to our ability to successfully execute our strategic priorities, including the anticipated spin-off of our Cloud and Power Infrastructure segment into an independent, publicly traded company, and to achieve the anticipated benefits of such transaction, including risks that the spin-off may not be completed on the anticipated timeline or at all, that the spin-off may not achieve its intended benefits, that the transaction may have an adverse impact on existing business relationships, and that the costs of the spin-off may be greater than anticipated; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, including recent developments in Iran, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, including those involving suppliers who are sole or primary sources, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, including semiconductors, labor and energy; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits, including the acquisition of Electrical Power Products, Inc., and other events that could adversely impact the anticipated benefits of the acquisition, including industry or economic conditions outside of our control; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Additional information concerning risks related to the planned spin-off is described in the separate press release issued today. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. Please refer to the appendix section of this presentation for reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. If this presentation references historical non-GAAP financial measures, these measures are located on the “Investor Relations” section of our website, www.flex.com along with the required reconciliation to the most comparable GAAP financial measures. We present forward looking non-GAAP financial measures in our first quarter and full year fiscal 2027 guidance, including adjusted operating income, adjusted operating margin, adjusted income tax rate, and adjusted EPS. We do not provide a reconciliation of these measures to the most directly comparable GAAP measures because the information necessary to do so is not available without unreasonable effort due to the inherent variability, complexity, and uncertainty in forecasting certain items required for such a reconciliation. These items may include restructuring charges and impairment charges, among others. The information that is unavailable could be material and could significantly affect our GAAP results. The figures presented in this presentation have been rounded. This may lead to individual values not adding up to the totals presented. The following business segment acronyms will be used throughout this presentation: Risks and non-GAAP disclosures Industrial: automation and measurement, grid infrastructure, and outdoor and portable power. Automotive: compute platforms, power electronics, motion and interface. Healthcare: medical devices, medical equipment, and drug delivery. Communications: communications and enterprise infrastructure. Lifestyle: appliances, floorcare, smart living, HVAC, mobile devices, and power tools. Regulated Manufacturing Solutions Integrated Technology Solutions Cloud & Cooling: thermal management and compute. Power: critical and embedded power products. Cloud and Power Infrastructure

Executive summary Revathi Advaithi Chief Executive Officer

Executive summary

Q1 FINANCIAL PERFORMANCE

Revenue	Adj. operating income	Adj. operating margin	Adj. net income	Adj. earnings per share
$7.9B	$534M	6.7%	$374M	$1.00

BUSINESS UPDATES

FINANCIAL	**Margins:** +70 bps Y/Y; margin expansion across all three segments **Earnings per Share:** +39% Y/Y and record adjusted EPS
PORTFOLIO	**CPI:** Continued strong demand in both Power and Cloud & Cooling **RMS & ITS:** High-value markets aligned with long-term secular trends continue to drive growth
COMPANY	**Index Inclusion:** Added to the S&P 500 **Partnerships:** Scaling American manufacturing of AI Supercomputers with Cerebras; expanded Teradyne Robotics partnership to advance intelligent automation **Products:** Launched new JetCool liquid cooling solutions and showcased next-gen power products at COMPUTEX
TRANSACTION	**Leadership:** Expected key leadership for both companies announced today **Timeline:** Meaningful progress on spin activities, remain on track for tax free spin during Q1 calendar 2027

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CONFIDENTIAL Two companies, built to win FY 2028 revenue outlook ALSD is low-single digit, MSD is mid-single digit SpinCo has grown to the scale and strategic importance to stand on its own. Flex has compelling opportunities that deserve dedicated focus and capital SpinCo: Built for the AI era AI infrastructure has evolved to address the convergence of power, compute, and thermal management SpinCo is purpose-built to address this need with integrated, grid-to-chip solutions Flex: Leveraging a proven playbook Leading advanced manufacturing company operating at global scale across diversified end markets Proven playbook driving shareholder returns through portfolio optimization, financial rigor, and operational excellence 80%+ SpinCo revenue growth LSD-MSD Flex revenue growthA

Transaction update Announced Spin May ‘26 Spin Date Calendar Q1 2027 Investor Day for Flex & SpinCo November 10th Form 10 Available September ‘26 Separation Update Flex Q2 Earnings Oct ‘26 Flex Q1 Earnings July ’26 Cloud and Power Infrastructure Spin-Off Expected key leadership announcement made for both SpinCo and Flex Investor Day scheduled for November 10th, 2026 Remain on track for previously disclosed tax-free spin, targeted for Q1 calendar 2027 close

Financial update Kevin Krumm Chief Financial Officer

Q1 Key financials Q1FY26 Q1FY27 Y/Y FLEX Revenue $6,575M $7,928M 21% Adj. Gross Profit / Margin $596M / 9.1% $761M / 9.6% 28% / 50 bps Adj. Operating Income / Margin $395M / 6.0% $534M / 6.7% 35% / 70 bps Adj. Earnings Per Share $0.72 $1.00 39% GAAP Earnings Per Share $0.50 $0.76 52% QUARTER Highlights Revenue growth strong across all three operating segments CPI continues to lead growth with 35% year-over-year expansion High-value markets continue to drive growth in both RMS and ITS Margin expansion driven by favorable mix and strong improvements in RMS Amounts may not sum due to immaterial intersegment eliminations not presented separately, or rounding. See Appendix for GAAP to non-GAAP reconciliations.

Q1 FY27 Segment performance Corporate Services and Other includes centralized administrative costs that are not included in the assessment of the performance of each of the identified segments. See Appendix for GAAP to non-GAAP reconciliations. B. Amounts may not sum due to immaterial intersegment eliminations not presented separately, or rounding. Revenue Adj. Operating Income Adj. Operating Margin ($B) Y/Y Growth ($M) Y/Y Growth % Y/Y CHANGE REGULATED MANUFACTURING SOLUTIONS $2.7 12% $176 40% 6.6% 130 bps INTEGRATED TECHNOLOGY SOLUTIONS $3.1 20% $158 21% 5.2% 10 bps CLOUD AND POWER INFRASTRUCTURE $2.2 35% $214 38% 9.7% 20 bps Corporate AND Other A -- -- ($14) -- -- -- TOTALB $7.9 21% $534 35% 6.7% 70 bps $7.9B Total flex revenue

Cash flow overview ($M) Q1FY27 GAAP Net Income $285 Depreciation, Amortization and other Impairment Charges $140 Change in Working Capital and other, net ($149) Operating Cash Flow $276 Capital expenditures, net A ($235) Free Cash FlowB $41 Payments for Share Repurchases - Other Investing, Financing, and FX, net $410 Net Change in Cash and Cash Equivalents $451 Capital Expenditures, net A ($M) Free Cash Flow ($M) Capital expenditures, net is calculated as purchases of property and equipment minus proceeds from the disposition of property and equipment. Free Cash Flow was negatively impacted by $24 million in one-time separation costs incurred in connection with the Cloud and Power Infrastructure Spin. See Appendix for GAAP to non-GAAP reconciliations.

FY27 Guidance

	Prior	Updated		
FLEX				
Revenue	$32.3 - $33.8B	**$33.7 - $35.2B**	➡	Increasing FY27 revenue, adj. operating margin, and adj. EPS guidance
Adj. Operating Margin	7.0% - 7.1%	**7.0 - 7.2%**	➡	Margin expansion driven by focus on high-value end markets
Adj. Earnings Per Share	$4.21 - $4.51	**$4.42 - $4.74**	➡	Strong CPI demand from AI and utility infrastructure buildout; high-value markets driving balanced growth in RMS and ITS
Free Cash Flow Conversion[A]	~60%	**~40%**	➡	Free cash flow conversion now includes impact of one-time separation costs associated with spin-off

See Appendix for GAAP to non-GAAP reconciliations.
A. Free Cash Flow Conversion includes impact of one-time separation costs incurred in connection with the Cloud and Power Infrastructure spin-off.

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FY27 Revenue expectations RMS Up mid-single digit to high-single digit Industrial Energy infrastructure and warehouse automation driving growth Automotive Stable performance within dynamic end market Healthcare Connected medical devices driving growth ITS Up high-single digit to low-double digits Comms Advanced networking stronger than expected Lifestyle Consumer end markets weaker than expected CPI Up 65% to 75% Cloud & Cooling Continued ramp through fiscal 2027; demand remains robust Power Strong backlog and ramps leveraging against capacity investments Delivering margin-accretive growth in diversified portfolio

Q2 FY27 Guidance Adj. operating income $535M - $565M Revenue $7.95B - $8.25B Adj. earnings per share $1.00 - $1.07 Adj. income tax rate 21% Interest and other expense $58M Weighted avg. shares outstanding 375M RMS Up mid-single digit to high-single digit ITS Up high-single digit to low-double digits CPI Up 45% to 55%

Appendix

  Quarter-ended Quarter-ended Quarter-ended Quarter-ended   June 26, 2026 March 31, 2026 June 27, 2025 March 31, 2025 % of revenue % of revenue % of revenue % of revenue ($ in Millions) % of revenue % of revenue % of revenue % of revenue GAAP gross profit $747 9.4% $702 9.4% $572 8.7% $563 8.8% Stock-based compensation expense 7 8 8 8 Restructuring charges 3 27 16 27 Legal and other 4 - - - Customer related asset impairment - - - 4 Non-GAAP gross profit $761 9.6% $737 9.9% $596 9.1% $602 9.4% Appendix: Reconciliation of GAAP to Non-GAAP Measures For more details on the GAAP to Non-GAAP adjustments for current and historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods.

Appendix: Reconciliation of GAAP to Non-GAAP Measures   Quarter- ended Quarter- ended Quarter- ended Quarter- ended   June 26, 2026 March 31, 2026 June 27, 2025 March 31, 2025 ($ in Millions) GAAP operating income $392 $372 $311 $305 Intangible amortization 23 16 21 21 Stock-based compensation expense 51 34 34 32 Restructuring and impairment charges 1 52 23 30 Customer related asset impairment - - - 4 Legal and other 67 26 6 4 Non-GAAP operating income $534 $500 $395 $396 GAAP operating margin 4.9% 5.0% 4.7% 4.8% Non-GAAP operating margin* 6.7% 6.7% 6.0% 6.2% *Non-GAAP operating margin is calculated by dividing non-GAAP operating income by revenue for the respective periods. For more details on the GAAP to Non-GAAP adjustments for current and historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods.

For more details on the GAAP to Non-GAAP adjustments for current and historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods. Quarter- ended Quarter- ended Quarter- ended Quarter- ended ($ in Millions, except for EPS) June 26, 2026 March 31, 2026 June 27, 2025 March 31, 2025 GAAP net income $285 $250 $192 $222 Intangible amortization 23 16 21 21 Stock-based compensation expense 51 34 34 32 Restructuring and impairment charges 1 52 23 30 Customer related asset impairment - - - 4 Legal and other 67 26 6 4 Interest and other, net (46) (2) - (20) Equity in losses of unconsolidated affiliates - - 17 - Adjustments for taxes (7) (28) (19) (8) Non-GAAP net income $374 $348 $274 $285 Diluted earnings per share: GAAP $0.76 $0.67 $0.50 $0.57 NON-GAAP $1.00 $0.93 $0.72 $0.73 Diluted shares used in computing per share amounts 374 374 381 389 Appendix: Reconciliation of GAAP to Non-GAAP Measures

*Corporate and Other includes centralized administrative costs that are not included in the assessment of the performance of each of the identified segments. **Non-GAAP operating margin is calculated by dividing non-GAAP operating income by revenue for the respective periods For more details on the GAAP to Non-GAAP adjustments for current and historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods. Quarter- ended June 26, 2026 ($ in Millions) Non-GAAP Operating Income: Integrated Technology Solutions $158 Regulated Manufacturing Solutions 176 Cloud and Power Infrastructure 214 Corporate and Other* (14) Total Non-GAAP Operating Income: $534 Non-GAAP Operating Margin**: Integrated Technology Solutions 5.2% Regulated Manufacturing Solutions 6.6% Cloud and Power Infrastructure 9.7% Quarter- Ended June 26, 2026 ($ in Millions) Reconciliation of Non-GAAP Operating income GAAP Operating Income $392 Intangible amortization 23 Stock-based compensation expense 51 Restructuring and Impairment charges 1 Legal and other 67 Non-GAAP Operating Income $534 Appendix: Reconciliation of GAAP to Non-GAAP Measures

Appendix: Reconciliation of GAAP to Non-GAAP Measures Quarter- ended Quarter- Ended Quarter- ended Quarter- ended Quarter- ended Quarter- ended ($ in Millions) June 26, 2026 March 31, 2026 December 31, 2025 September 26, 2025 June 27, 2025 March 31, 2025 Net cash provided by operating activities $276 $413 $420 $453 $399 $433 Purchases of property and equipment (236) (202) (148) (150) (133) (112) Proceeds from the disposition of property and equipment 1 1 3 2 2 4 Net capital expenditures (235) (201) (145) (148) (131) (108) Free cash flow* $41 $212 $275 $305 $268 $325 *Free cash flow is calculated as operating cash flow for the quarter less purchases of property and equipment, net of proceeds from the disposition of property equipment, or net capital expenditures. Free cash flow is a non-GAAP financial measure and may not be defined and calculated by other companies in the same manner. For more details on the GAAP to Non-GAAP adjustments for current and historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods.

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned spin-off of our cloud and power infrastructure business into an independent, publicly traded company; the expected timing of the spin-off and the ability to complete the spin-off; the anticipated benefits of the spin-off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the spin-off for U.S. federal income tax purposes; the expected future performance of each company following completion of the spin-off; management changes and leadership of each company; and statements about business strategies, growth opportunities, market position, and financial outlook for each company. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties related to the proposed spin-off include, but are not limited to: uncertainties as to whether the spin-off will be completed and the timing thereof; the possibility that various conditions to the completion of the spin-off may not be satisfied or waived; the possibility that the spin-off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the spin-off may be more difficult, time-consuming, or costly than expected, including the impact on Flex Ltd.’s (“Flex”) resources, systems, procedures, and controls; the possibility that the strategic, operational, and financial benefits of the spin-off may not be achieved or may take longer to achieve than expected; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the spin-off; disruption from the spin-off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the spin-off; uncertainty regarding the financial performance of either company following the spin-off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Cautionary Statement Regarding Forward-Looking Statements

Important Information and Where to Find It  In connection with the proposed spin-off, Flex intends to file relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A that will be mailed or otherwise disseminated to shareholders of Flex seeking their approval of the spin-off-related proposals. In addition, a registration statement on Form 10 (the “Form 10”) is expected to be filed with the SEC by SpinCo with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or SpinCo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY EACH OF FLEX AND SpinCo WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, SPINCO, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors will be able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that will be filed by each of Flex and SpinCo with the SEC on the SEC’s website at http://www.sec.gov. Investors also will be able to obtain free copies of the proxy statement and other relevant documents that will be filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.  Participants in the Solicitation Flex and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Flex in connection with the proposed spin-off. Information regarding Flex’s directors and executive officers and their ownership of Flex ordinary shares is contained in Flex’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on June 24, 2026, including under the headings “Corporate Governance,” “Fiscal Year 2026 Non-Employee Directors’ Compensation,” “Proposal No. 1: Re-election of Directors,” “Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Information about our Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the holdings of the Flex securities by the Flex directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed spin-off. You may obtain free copies of these documents using the sources indicated above.